Exhibit 10.1(b)

GREEN PLAINS PARTNERS LP

RESTRICTED UNIT AGREEMENT

This Restricted Unit Agreement (the “Agreement”) is made and entered into this ____ day of ____, 201_ by and between ____ (the “Grantee”) and Green Plains Holdings LLC, a Delaware limited liability company (the “Company”), the general partner of Green Plains Partners LP (the “Partnership”), and evidences the grant by the Company of a Restricted Unit Award (the “Award”) to the Grantee on the date hereof (the “Date of Grant”) pursuant to the Green Plains Partners LP 2015 Long-Term Incentive Plan (the “Plan”). By accepting the Award, the Grantee agrees to be bound in accordance with the provisions of this Agreement and the Plan. Capitalized terms used but not defined herein shall have the same meaning as in the Plan.

1. Units Awarded and Restrictions on Units. The Grantee is hereby awarded the following number of units (the “Restricted Units”) of the Partnership’s common units (“Units”), subject to forfeiture and to the restriction on the rights of sale and transfer set forth in herein and in the Plan, the provisions of which are hereby incorporated in this Agreement by reference:

Number of Restricted Units: ____

This Award is not effective unless signed by the Grantee and received by the Company’s General Counsel within thirty (30) days following the Date of Grant. The term “Restricted Units” shall include all Units issued in respect to the Restricted Units which result from Unit splits, distributions of Units, division of Units, or other capital structure changes.

2. Vesting and Restrictions on Sale or Transfer. All Restricted Units shall be held by the Grantee without the rights of sale, transfer, assignment, pledge, attachment or other encumbrance or disposition, and are subject to forfeiture as provided in paragraph 3, below, until the dates shown on the schedule below, when the Restricted Units shall vest and such restrictions shall lapse. Restricted Units shall vest and the restrictions thereon shall lapse according to the schedule shown below:

Vesting Date	Number of Units
_____	_____

3. Service Requirement. In the event of a termination of Grantee’s Service for any reason prior to any date specified in Paragraph 2, above, the Restricted Units for which restrictions have not lapsed will be automatically forfeited by the Grantee for no consideration, unless otherwise waived by the Committee pursuant to the Plan.

4. Sale or Transfer Restrictions. The Restricted Units shall be owned by the Grantee without the rights of sale, transfer, assignment, pledge, attachment or other encumbrance or disposition and subject to forfeiture as provided in Paragraph 3 until the date shown above when such restrictions shall lapse.

5. Units of Record. The Company will cause the number of Units awarded hereunder to be recorded in book entry format in the name of the Grantee on the unitholder records of the Partnership and with its transfer agent. No certificate or certificates evidencing the Restricted Units will be issued in the name of the Grantee until such time as the Restricted Units vest and the restrictions thereon lapse. By execution of this Agreement and the acceptance of the Restricted Units, Grantee authorizes the Company to cause the cancellation of the Restricted Units in the event of forfeiture thereof. If requested by the Company the Grantee will deliver to the Company a unit power, executed in blank, covering the Restricted Units. When the Restricted Units vest and the prohibited sale and transfer restrictions thereon lapse under Paragraph 2, provided the Restricted Units have not been forfeited under Paragraph 3, the Company shall deliver to the Grantee a unit certificate for the number of Restricted Units vesting, reduced, unless other arrangements have been made that are acceptable to the Company, by the number of Units having a value equal to the amount required pursuant to Paragraph 8 to be withheld for taxes upon vesting and the lapse of restrictions.

6. Voting and Other Rights of Restricted Units. Upon the book entry in the records of the registrar representing the Restricted Units, the Grantee shall, subject to this Agreement and the Plan, have all of the rights of a unitholder of the Company, including the right to receive distributions at the same time as holders of unrestricted Units (excluding distributions of Units during the Restricted Period, which shall be subject to the same vesting requirements and other restrictions as apply to the Restricted Units) and to vote the Restricted Units.

7. No Right to Continued Service. Neither the Plan nor this Agreement shall confer upon the Grantee any right to be retained in any position as an Employee, Consultant or Director. Further, nothing in the Plan or this Agreement shall be construed to limit the discretion of the Company to terminate the Grantee’s Service at any time for any reason or no reason.

8. Taxes. The Grantee will be solely responsible for all federal, state, local, payroll and other taxes imposed in connection with the granting and vesting of the Restricted Units  and the delivery of the Units pursuant thereto, and the Grantee authorizes the Company or any Affiliate thereof to pay any withholding for taxes which the Company or any such Affiliate deems necessary or proper in connection therewith. Unless other arrangements have been made that are acceptable to the Company, the Company shall, for purposes of satisfying applicable tax withholding requirements, convert Units having a value equal to the minimum required tax withholding, with such value based on the last sale price of the Units reported by NASDAQ on the date the amount of tax to be withheld is to be determined.    If the Grantee elects to make an election pursuant to Section 83(b) of the Code, the Grantee shall promptly provide the Company with a copy of an executed version and satisfactory evidence of the filing of such executed election with the US Internal Revenue Service.

9. Beneficiary. The Grantee may designate a beneficiary or beneficiaries and may change such designation from time to time, in either case by filing a written designation thereof with the Secretary of the Company. No such designation shall be effective unless and until received by the Company prior to the death of the Grantee. In the absence of such designation or if the beneficiary so designated shall not survive the Grantee, any unrestricted Unit certificates shall be delivered to the estate of the Grantee.

10. Changes in Circumstances. It is expressly understood and agreed that the Grantee assumes all risks incident to any change hereafter in the applicable laws or regulations or incident to any change in the market value of the Restricted Units after the date hereof.

11. Committee Authority. Any questions concerning the interpretation of this Agreement or the Plan, and any controversy which arises under this Agreement or the Plan shall be settled by the Committee in its sole discretion. All determinations and decisions of the Committee shall be final, conclusive, and binding on all persons, and shall be given the maximum deference permitted by law.

12. Severability. The invalidity or unenforceability of any provision of the Plan or this Agreement shall not affect the validity or enforceability of any other provision of the Plan or this Agreement, and each provision of the Plan and this Agreement shall be severable and enforceable to the extent permitted by law.

13. Entire Agreement. This Agreement constitutes the entire agreement of the parties with regard to this subject matter hereof, and contains all the covenants, promises, representations, warranties and agreements between the parties with respect to the Restricted Units granted hereby. Without limiting the scope of the preceding sentence, all prior understandings and agreements, if any, among the parties hereto relating to the subject matter hereof are hereby null and void and of no further force and effect.

14.  Copy of Plan. By the execution of this Agreement, the Grantee acknowledges that the Grantee has received a copy of the Plan and has read and understands the terms of the Plan and this Agreement.  In the event of any conflict between the terms and conditions of this Agreement and the Plan, the provisions of the Plan shall control.

15. Governing Law. Where applicable, the provisions of this Award Agreement shall be governed by the contract law of the State of Iowa.

16. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Counterpart signature pages to this Agreement transmitted by facsimile transmission, by electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.

To confirm the foregoing, please sign and return one copy of this Award Agreement immediately.

By your signature and the Company’s signature below, you and the Company agree that this Award is granted under and governed by the terms and conditions of this Award Agreement.

_______________________________________	_____________________________
Green Plains Holdings LLC	Date

_______________________________________	_____________________________
Grantee	Date

The undersigned Grantee hereby designates ___________________________ as beneficiary which designation shall continue until a written change of designation of beneficiary shall have been filed by the Grantee with the Secretary of the Company.

_______________________________________	_____________________________
Grantee	Date

RETURN THIS FORM TO General Counsel, Green Plains Holdings LLC, 450 Regency Parkway, Suite 400, Omaha, Nebraska 68114.